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Loomis Sayles Funds
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                           Selected Dealer Agreement



     Selected Dealer Agreement between Loomis Sayles Distributors, L.P. ("Distributor") and ___________________________________________________________
("Dealer") dated as of                                    , 1999.

     WHEREAS, Loomis Sayles Funds (the "Trust") has appointed Distributor as its exclusive agent to sell and distribute each class of shares of each series (each a "Fund") of the Trust, which shares are distributed by Distributor and sold by the Trust at their net asset value; and

     WHEREAS, Distributor and Dealer desire that Dealer participate as a selected dealer in the distribution of one or more classes of shares of any and all of the Funds and of any Funds hereafter created for which Distributor is the distributor.

     NOW, THEREFORE, Distributor and Dealer hereby agree to the following terms and conditions:

1. This Agreement relates to the class or classes of shares (the "Shares") of the Fund or Funds specified in Appendix A hereto.

2. Dealer will offer and sell Shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current Prospectus of the relevant Fund. Dealer agrees to act only as principal in such transactions and shall not have authority hereunder to act as an agent, broker or employee with respect to the Trust, Distributor or any other dealer in any respect. All orders are subject to acceptance by the Trust and become effective only upon confirmation by Distributor to Dealer on behalf of the Trust.

3. As a selected dealer, Dealer is hereby authorized (i) to place orders through Distributor with the Funds for their Shares to be sold by the Funds to Dealer subject to the applicable terms and conditions governing the placement of orders set forth in the Distribution Agreement between the Trust and the Distributor and subject to the terms set forth in the then current Prospectus and Statement of Additional Information relating to the relevant class of Shares of the relevant Fund, and (ii) to tender Shares directly to the Funds or their agent for redemption subject to the applicable terms and conditions set forth in said Distribution Agreement, Prospectus and Statement of Additional Information.

4. Repurchase of Shares will be made at the net asset value of such Shares in accordance with the applicable then current Prospectus relating to the relevant class of Shares of the relevant Fund.

5. Each party hereto represents that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and agrees to notify the other promptly should it cease to be a member of the NASD and to the automatic termination of this Agreement at such time as it

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     ceases to be such a member. Further, each party hereto agrees to abide by the Conduct Rules of the NASD.

6. This Agreement is in all respects subject to Rule 2830 of the Rules of the NASD, which shall control any provisions to the contrary in this Agreement.

7.   Dealer agrees:

     (a) To purchase Shares only from the Trust through Distributor or only from Dealer's customers.

     (b) To purchase Shares from the Trust only for the purpose of covering purchase orders already received or for Dealer's bona fide investment.

     (c) In each instance in which Dealer's customer or a nominee thereof will be a shareholder of record of the Trust, to provide such customer's correct taxpayer identification number or social security number, and such other information and documents as the Trust may reasonably require for purposes of compliance with applicable tax withholding requirements, in connection with opening any shareholder account for such customer or nominee.

     (d) That Dealer will not purchase any Shares from Dealer's customers at prices lower than the redemption or repurchase prices next quoted by the Fund. Dealer shall be permitted to sell Shares to the Funds at the repurchase prices currently established for such Shares.

     (e) That Dealer will not intentionally withhold placing customers' orders for Shares so as to profit Dealer as a result of such withholding.

8. Distributor, as agent for each Fund, shall not accept from Dealer any conditional orders for Shares. Delivery of certificates, if any, for Shares purchased shall be made by a Fund only against receipt of the purchase price, and only upon request. If payment for the Shares purchased and all necessary applications and documents required by the applicable Fund or Distributor are not received within three business days or such shorter time as may be required by law, the sale may be canceled forthwith without any responsibility or liability on Distributor's part or on the part of the applicable Fund (in which case Dealer will be responsible for any loss, including loss of profit, suffered by a Fund resulting from Dealer's failure to make payments or provide documents as aforesaid), or, at Distributor's option, Distributor may cause the Shares ordered to be redeemed by the relevant Fund (in which case Distributor and the Trust may hold Dealer responsible for any loss suffered by either of them in connection with or as a result of such redemption).

9. Dealer will not offer or sell any of the Shares except under circumstances that will result in compliance with all applicable federal or state securities laws and, in connection with sales and offers to sell Shares, Dealer will furnish to each person to whom any such sale or offer is made a copy of the applicable then current Prospectus relating to the relevant class of Shares of the relevant Fund. Distributor shall be under no liability to Dealer except for lack of good faith and

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     for obligations expressly assumed by Distributor herein. Notice and other applicable filings for Shares of the Funds in various states is the responsibility of Distributor or one of its affiliates. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933 or of the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities Act of 1933. Dealer will use its best efforts in the development and promotion of sales of Shares and will be responsible for the proper instruction and training of all sales personnel employed by it.

10. No person is authorized to make any representations concerning Shares of the Funds except those contained in the applicable then current Prospectus and Statement of Additional Information and printed information issued by the Trust or by Distributor as information supplemental to the applicable Prospectus. Distributor shall supply such Prospectuses at no cost to Dealer and reasonable quantities of supplemental sales literature, sales bulletins and additional information as issued. Dealer agrees not to use other advertising or sales material relating to the Funds, unless approved in writing by Distributor in advance of such use. Any printed information furnished by Distributor, other than the applicable then current Prospectus and Statement of Additional Information and any periodic reports and proxy solicitation materials of the Trust, are Distributor's sole responsibility and not the responsibility of the Trust, and Dealer agrees that the Trust shall have no liability or responsibility to Dealer in these respects unless expressly assumed in connection therewith.

11. Dealer agrees to provide certain additional services to the extent, if any, set forth in Appendixes B, C and/or D hereto, as from time to time amended, for such compensation as is set forth therein. Dealer acknowledges that Distributor shall pay any compensation to Dealer described in any such Appendix only out of such monies as may be received for such purpose by Distributor from either the Funds or Loomis, Sayles & Company, L.P.; accordingly, any obligation of Distributor to Dealer to pay any such compensation shall not arise unless and until receipt by Distributor from the Funds or Loomis, Sayles & Company, L.P. of monies intended to be used by Distributor for such purpose and in amounts sufficient for such purpose.

12. Either party may terminate this Agreement, without cause, by giving 30 days' written notice to the other party. Distributor may terminate this Agreement for cause upon the violation by Dealer of any of the provisions hereof, such termination to be effective on the date notice of such termination is sent to Dealer. Any notice under this Agreement shall be in writing and shall be deemed to have been given on the date on which it was either delivered to the other party, or was mailed postpaid or sent by facsimile transmission (with machine confirmation) or delivered to a telegraph office for transmission to the other party, at its Notice Address as shown on the signature page of this Agreement.

13. This Agreement may be amended from time to time by Distributor upon 10 days' written notice to Dealer. This Agreement shall inure to the benefit of the successors and assigns of either party hereto, provided, however, that Dealer may not assign this Agreement without the prior written consent of Distributor.

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14.  This Agreement shall be construed in accordance with the laws of The
     Commonwealth of Massachusetts. Any disputes between the parties hereto arising in connection with this Agreement shall be submitted to arbitration in accordance with the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc., or similar rules or code hereinafter adopted as in effect at the time of the submission of any such dispute.

15. This Agreement shall be binding upon both parties hereto when executed by both parties and supersedes any prior agreement or understanding between Distributor and Dealer with respect to the sale of Shares of any of the Funds of the Trust.


Loomis Sayles Distributors, L.P.           Notice Address:
                                           One Financial Center
                                           Boston, Massachusetts 02111


By:  ______________________________

Title:  ____________________________


[Dealer]                                   Dealer's Notice Address:


By:  ______________________________

Title:  ____________________________


Appendix A  [X]    Appendix B  [ ]    Appendix C  [X]    Appendix D  [ ]

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                                   Appendix A

     The attached Selected Dealers Agreement relates to the following class(es) of shares of the specified Fund(s):

                                                 Retail     Institutional
                                                 ------     -------------
Loomis Sayles Bond Fund                            [ ]           [ ]
Loomis Sayles Global Bond Fund                     [ ]           [ ]
Loomis Sayles High Yield Fund                      N/A           [ ]
Loomis Sayles Intermediate Maturity Bond Fund      [ ]           [ ]
Loomis Sayles Investment Grade Bond Fund           [ ]           [ ]
Loomis Sayles Municipal Bond Fund                  N/A           [ ]
Loomis Sayles Short Term Bond Fund                 [ ]           [ ]
Loomis Sayles U.S. Government Securities Fund      N/A           [ ]


Loomis Sayles Core Value Fund                      [ ]           [ ]
Loomis Sayles Growth Fund                          [ ]           [ ]
Loomis Sayles International Equity Fund            [ ]           [ ]
Loomis Sayles Mid-Cap Growth Fund                  [ ]           [ ]
Loomis Sayles Mid-Cap Value Fund                   [ ]           [ ]
Loomis Sayles Small Cap Value Fund                 [ ]           [ ]
Loomis Sayles Small Company Growth Fund            [ ]           [ ]
Loomis Sayles Worldwide Fund                       [ ]           [ ]

     The Class of shares of the Funds noted above may be offered and sold by Dealer under the following conditions: [Insert description of particular transactions in which each class of shares may be sold, for example:
Institutional Class shares may be offered and sold only to shareholders who held shares of the specified Fund prior to January 1, 1997; and Retail Class shares may be offered and sold by Dealer to all investors who were not existing shareholders as of January 1, 1997.]

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                                   Appendix B

 [for use if Dealer is to Receive Payments for Omnibus Account Sub-Accounting,
               Recordkeeping or Other Similar Specific Services;
   adapt any standard provisions furnished by Dealer and insert them here as
                                  Appendix B]

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                                   Appendix C

[For Use Only if Dealer is to Receive 12b-1 Payments for Shareholder Servicing/
    Account Maintenance Activities;  Use Appendix B for Omnibus Account Sub-
              Accounting, Recordkeeping or Other Similar Services]


     In addition to fulfilling the obligations provided in the attached Selected Dealer Agreement, Dealer agrees to use its best efforts to make available, to its customers who from time to time beneficially own Retail Class Shares in accounts for which Dealer is the dealer of record as reflected in the records of the Distributor ("Dealer Accounts"), such personal services and information as are customarily provided by full-service securities brokers to their customers with respect to such customers' investments in mutual funds for which such brokers are the dealers of record. In recognition of Dealer's provision of such services to such customers of Dealer, Distributor agrees, subject to the provisions of the second sentence of Section 11 of the attached Selected Dealer Agreement, to pay Dealer, with respect to each calendar quarter during which the attached Selected Dealer Agreement is in effect, a fee at the Annual Fee Rate set forth below, applied to the average daily net asset value of all Retail Class Shares of the Funds that are held during such quarter by Dealer Accounts. Such fee will be accrued daily and paid no less often than quarterly by the 45th day of the subsequent calendar quarter. The Annual Fee Rate set forth below is subject to change by Distributor from time to time, upon 10 days' written notice, and any orders to purchase Retail Class Shares that are received by the Trust after the effective date of such change will be subject to the rate(s) in effect at the time of receipt of such order by the Funds.

     The foregoing fee may be paid by Distributor to Dealer out of amounts received by Distributor from the Funds pursuant to the distribution and servicing plans (the "Plans") relating to Retail Class Shares adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 by each Fund that offers Retail Class Shares. Any payments made pursuant to this Appendix C shall be subject to the following terms and conditions:

     (a) Dealer shall provide to Distributor and the Trust each calender quarter such information as shall reasonably by requested by Distributor or the Trustees of the Trust with respect to the fee paid to the Dealer pursuant to this Appendix C.

     (b) Dealer will permit representatives of the Trust and Distributor reasonable access to its personnel and records to enable them to monitor the quality of services being provided by Dealer pursuant to this Agreement. Dealer shall promptly deliver to the Trustees of the Trust such information as is reasonably necessary to permit the Trustees to make an informed determination whether to continue the Plans or any of them.


Annual Fee Rate:  ______%

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                                   Appendix D

     [For Use Only if Dealer and Loomis, Sayles & Company, L.P. Had in Effect on January 1, 1997 an Agreement under which Loomis, Sayles & Company, L.P. Undertook to Pay to Dealer Fees Calculated Based on the Value of Fund Shares Held By Certain Customers of Dealer.]

     Reference is made to the _______________________________ [name of
Agreement] dated  _______________________________, 1996 (the "Old Agreement")
between Dealer and Loomis, Sayles & Company, L.P. ("LS&Co."), a copy of which is attached hereto.

     LS&Co. hereby assigns to Distributor all its rights and obligations in and under the Old Agreement, Distributor hereby assumes all such rights and obligations and Dealer hereby consents to such assignment and acknowledges that LS&Co. shall have no further obligations thereunder; provided, however, that all obligations of Distributor under the Old Agreement are subject to the second sentence of Section 11 of the Selected Dealer Agreement to which this Appendix D is an appendix.

                                    LOOMIS, SAYLES & COMPANY, L.P.


By:                                   By:
   ------------------------              ------------------------


Title:                                Title:
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